CBNK Robust Loan Growth Drives Record Profits and Returns
Diluted EPS of $0.79, ROAA of 2.13%, and ROAE of 23.87% for 3Q 2021
Rockville, Maryland, October 25, 2021 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $11.2 million, or $0.79 per diluted share, for the third quarter of 2021. By comparison, net income was $8.4 million, or $0.61 per diluted share, for the third quarter of 2020. Return on average assets ("ROAA") was 2.13% for the third quarter of 2021, compared to 1.89% for the same period in 2020. Return on average equity ("ROAE") was 23.87% for the third quarter of 2021, compared to 23.28% for the same period in 2020.
“Capital Bancorp’s diversified business model continued to outperform in the third quarter,” said Steven Schwartz, Chairman of the Board of the Company. “The Bank’s results highlight the success of ongoing strategic investments in technology and people that have positioned the Bank for continued profitable growth.”
"The third quarter’s record results were driven by strong growth in the Commercial Bank and OpenSky® which more than made up for the anticipated slowdown of our mortgage business," said Ed Barry, CEO of the Company. "Regional economic activity and strategic hires contributed to 15.8 percent annualized portfolio loan growth quarter over linked-quarter on a consolidated basis. OpenSky® remains an engine of growth as we engage with customers to provide additional value-added services. OpenSky® annualized quarterly loan growth of 44.3 percent marked a return to historical trends. Customer attrition, which resulted in a modest decline in open accounts for the quarter, remains well-below historical levels.”

Third Quarter 2021 Highlights
Capital Bancorp, Inc.
•Record Earnings - Continued strong performance by the Commercial Bank and OpenSky® contributed to the third quarter's record results. Quarterly net income increased to $11.2 million from $8.4 million in the third quarter of 2020. Earnings were $0.79 per diluted share for the three months ended September 30, 2021 compared to $0.61 per diluted share for the same period last year.
•Industry-Leading Performance Ratios - Return on average assets ("ROAA") and return on average equity ("ROAE") were 2.13% and 23.87%, respectively, for the three months ended September 30, 2021 compared to 1.89% and 23.28%, respectively, for the three months ended September 30, 2020.
•Expanded Net Interest Margin - The net interest margin was 6.27% for the three months ended September 30, 2021, which is an increase of 126 basis points compared to 5.01% for the same three month period last year and an increase quarter over quarter of 80 basis points, from 5.47%, for the three months ended June 30, 2021. The margin improvement quarter over quarter was driven by an increase in average loans outstanding, improving loan yields, and management's concentrated effort to lower funding costs.
•Robust Capital Positions - As of September 30, 2021, the Company reported a common equity tier 1 capital ratio of 14.34% and an allowance for loan losses to total loans ratio of 1.56%, or 1.71% excluding Small Business Administration Payroll Protection Program ("SBA-PPP") loans. During the preceding twelve months, tangible book value per common share grew 25.5 percent to $13.70 at September 30, 2021.
Commercial Bank
•Accelerating Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $156.2 million to $1.3 billion at September 30, 2021 compared to September 30, 2020, and by $41.6 million, or 13.0 percent annualized, compared to June 30, 2021. The year over year growth was mainly due to a 34.7 percent increase in commercial real estate loans of $129.6 million, a 6.2 percent increase in commercial and industrial loans of $8.4 million, and a 10.4 percent increase in construction real estate loans of $23.6 million.
•Growth in Core Deposits and Reduced Cost of Funds - Noninterest bearing deposits increased 39.7 percent compared to September 30, 2020. The $236.9 million year over year increase was primarily due to an increase in commercial demand deposits reflecting management's ongoing strategic initiative to improve the deposit franchise. At September 30, 2021, noninterest bearing deposits represented 43.4% of total deposits compared to 43.2% at June 30, 2021 and 35.9% at September 30, 2020. Overall, the cost of interest bearing liabilities was reduced 65 basis points, from 1.18% for the quarter ended September 30, 2020 to 0.53% for the quarter ended September 30, 2021.
•Credit Metrics - Non-performing assets ("NPAs") increased to 0.77% of total assets at September 30, 2021 compared to 0.54% at June 30, 2021 primarily due to the addition of one well-collateralized multi-family construction loan totaling $5.0 million and three residential mortgages totaling $523 thousand. Management continues to focus on reducing non-performing assets as evidenced by the disposition of two OREO properties totaling $3.1 million after September 30, 2021. Primarily as a result of improving market conditions, the provision for loan losses declined $2.5 million compared to the third quarter of 2020. The current provision for the three months ended September 30, 2021 was $975 thousand.
•SBA-PPP Loans - SBA-PPP loans, net of $4.3 million in unearned fees, totaled $137.2 million at September 30, 2021 which was comprised of $10.8 million in 2020 originations and $126.4 million of 2021 originations. As of September 30, 2021, the Company has obtained forgiveness for $237.7 million of SBA-PPP loans.
Capital Bank Home Loans

•Softening Mortgage Performance - The third quarter of 2021 saw mortgage origination volumes begin to slow after a record-breaking 2020. Origination volumes declined 49.6 percent, to $217 million, in the third quarter of 2021, when compared to $431 million in the third quarter of 2020. The steepening yield curve in the third quarter of 2021 has slowed originations from the year earlier period when low interest rates fueled refinance volumes. In the most recent quarter, mortgage origination volumes declined $48.7 million or 18.3 percent from the three months ended June 30, 2021 due to the rate-related slow-down in the mortgage industry which has disproportionately impacted refinance activity.
•Purchase Volume - Purchase volumes increased to 51.0 percent of total originations for the third quarter of 2021, up from 33.8 percent during the third quarter of 2020.

OpenSky®
•Strong Revenue Growth - OpenSky® revenue grew by 80.6 percent to $23.2 million for the quarter ended September 30, 2021 from the same period in 2020 and by 23.2 percent from the linked-quarter despite the linked-quarter decline in open accounts. As account growth, line usage and customer behaviors continue to revert to traditional seasonal patterns, management anticipates modest seasonal declines in open accounts as account opening and attrition normalize.
•Continued Growth in OpenSky® Loans and Deposits - OpenSky® loan balances, net, increased by $51.9 million to $135.0 million compared to $83.1 million in the third quarter of 2020 and from $121.4 million, or 11.2 percent, on a linked quarter basis. Corresponding deposit balances increased 37.2 percent or $65.7 million from $176.7 million at September 30, 2020 to $242.4 million at September 30, 2021. Strong growth in loans, deposits, and related-revenue appears to indicate that consumer behaviors may be returning to historical trends.
Year to Date 2021 Highlights
Capital Bancorp
•Diversified Businesses Drive Net Income - Net income for the nine months ended September 30, 2021 increased 84.7 percent to $29.8 million, or $2.11 per diluted share, from $16.1 million, or $1.17 per diluted share for the nine months ended September 30, 2020. Continued strong operating results demonstrate the advantages of the Company's diversified business lines that are, in certain respects, non-correlated across economic cycles.
•Elevated Performance Ratios - Improved earnings supported ROAA and ROAE of 1.97% and 22.88%, respectively, for the nine months ended September 30, 2021 compared to 1.35% and 15.35%, respectively, for the nine months ended September 30, 2020.
•Expanded Net Interest Margin - For the nine months ended September 30, 2021, net interest margin increased by 69 basis points to 5.65% compared to 4.96% for the nine months ended September 30, 2020. The margin improvement was largely driven by the increase in OpenSky® income.
•Efficiency Ratio Continues to Improve - Increased revenue and active expense management improved the efficiency ratio to 65.78% for the nine months ended September 30, 2021 compared to 66.14% for the same nine month period in the prior year.
•Balance Sheet Growth - Total assets increased $293.0 million, or 20.9 percent on an annualized basis, during the nine months ended September 30, 2021. The growth of earning assets on the balance sheet consisted of increases in cash equivalents of $177.1 million, portfolio loans of $128.3 million which includes OpenSky® loan growth of $32.8 million, investments available for sale of $89.4 million, and Bank Owned Life Insurance ("BOLI") of $35.3 million. Asset growth was offset by a decrease of $7.1 million in loans held for sale as well as a $63.8 million reduction in SBA-PPP loans. The asset growth was primarily funded by a $269.1 million increase in deposits.
Commercial Bank
•Strong Portfolio Loan Growth - Portfolio loans, excluding credit card loans, increased by $102.6 million, or 11.3 percent on an annualized basis, to $1.3 billion for the nine months ended September 30, 2021 compared to $1.2 billion at December 31, 2020. The growth was primarily due to a 28.0 percent increase in commercial real estate loans.
•Improved Deposit Franchise and Lower Cost of Funding - Noninterest bearing deposits increased by $224.6 million, or 36.9 percent, during the nine months ended September 30, 2021 and represent 43.4% of total deposits. The cost of interest bearing liabilities declined to 0.66% from 1.41% for the same period in the prior year, as higher priced time deposits continue to run-off or re-price.
•COVID-19 Related Deferrals - At September 30, 2021, outstanding loans deferred due to COVID-19 amounted to $7.3 million, a decrease of 75.9 percent from $30.3 million at September 30, 2020.
Capital Bank Home Loans
•Gain on Sale - The year-to-date gain on sale of mortgage loans grew modestly to $25.9 million at September 30, 2021 from $25.5 million at September 30, 2020, even as year to date origination volumes declined 8.2 percent, to $845 million at September 30, 2021 from $920 million at September 30, 2020. Gain on sale margins remained strong at 2.85% for the nine months ended September 30, 2021. The steepening yield curve in 2021 has slowed originations from the year earlier period when low interest rates fueled refinance volumes. Historically-low housing inventory, shortages in new home building materials, and fluctuating interest rates are likely to continue suppressing origination volumes throughout the remainder of 2021.
OpenSky®
•Growth Elevates Performance - The 132 thousand increase in the number of accounts in the nine months ended September 30, 2021 resulted in a $49.9 million increase in noninterest bearing secured credit card deposits that totaled $242.4 million as of September 30, 2021. Credit card balances increased by $32.8 million, or 32.1 percent, for the nine months ended September 30, 2021 and totaled $135.0 million. Account growth led to higher credit card fees, which increased by 98.3 percent to $21.2 million compared to $10.7 million for the same nine month period last year, largely driven by the larger number of accounts in the portfolio.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
(amounts in thousands except per share data)	2021	2020	% Change	2021	2020	% Change
Earnings Summary
Interest income	$33,528	$25,189	33.1%	$89,455	$68,933	29.8%
Interest expense	1,469	3,150	(53.4)%	5,433	10,583	(48.7)%
Net interest income	32,059	22,039	45.5%	84,022	58,350	44.0%
Provision for loan losses	975	3,500	(72.1)%	2,259	9,209	(75.5)%
Noninterest income	12,597	17,477	(27.9)%	40,019	34,114	17.3%
Noninterest expense	28,627	24,450	17.1%	81,599	61,153	33.4%
Income before income taxes	15,054	11,566	30.2%	40,183	22,102	81.8%
Income tax expense	3,877	3,128	23.9%	10,376	5,968	73.9%
Net income	$11,177	$8,438	32.5%	$29,807	$16,134	84.7%

Pre-tax pre-provision net revenue ("PPNR") (2)	$16,029	$15,066	6.4%	$42,442	$31,311	35.5%
Weighted average common shares - Basic	13,793	13,795	—%	13,772	13,829	(0.4)%
Weighted average common shares - Diluted	14,228	13,795	3.1%	14,111	13,832	2.0%
Earnings per share - Basic	$0.81	$0.61	32.5%	$2.16	$1.17	84.6%
Earnings per share - Diluted	$0.79	$0.61	28.4%	$2.11	$1.17	80.3%
Return on average assets (1)	2.13%	1.89%	12.7%	1.97%	1.35%	45.9%
Return on average assets, excluding impact of SBA-PPP loans(1) (2)	1.99%	1.80%	10.6%	1.74%	0.95%	83.2%
Return on average equity	23.87%	23.28%	2.5%	22.88%	15.35%	49.1%

	Quarter Ended		3Q21 vs. 3Q20	Quarter Ended
	September 30,			June 30,	March 31,	December 31,
(in thousands except per share data)	2021	2020	% Change	2021	2021	2020
Balance Sheet Highlights
Assets	$2,169,556	$1,879,029	15.5%	$2,151,850	$2,091,851	$1,876,593
Investment securities available for sale	189,165	53,992	250.4%	160,515	128,023	99,787
Mortgage loans held for sale	36,005	137,717	(73.9)%	47,935	60,816	107,154
SBA-PPP loans, net of fees	137,178	229,646	(40.3)%	265,712	201,018	233,349
Portfolio loans receivable (3)	1,445,126	1,244,613	16.1%	1,392,471	1,312,375	1,315,503
Allowance for loan losses	24,753	22,016	12.4%	24,079	23,550	23,434
Deposits	1,921,238	1,662,211	15.6%	1,917,419	1,863,069	1,652,128
FHLB borrowings	22,000	22,222	(1.0)%	22,000	22,000	22,000
Other borrowed funds	12,062	17,516	(31.1)%	12,062	12,062	14,016
Total stockholders' equity	189,080	149,377	26.6%	177,204	167,003	159,311
Tangible common equity(2)	189,080	149,377	26.6%	177,204	167,003	159,311

Common shares outstanding	13,802	13,682	0.9%	13,772	13,759	13,754
Tangible book value per share (2)	$13.70	$10.92	25.5%	$12.87	$12.14	$11.58
______________
(1) Annualized
(2) Refer to Appendix for reconciliation of non-GAAP measures.
(3) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended September 30, 2021 and 2020
For the three months ended September 30, 2021, net interest income increased $10.0 million, or 45.5 percent, to $32.1 million from the same period in 2020, primarily due to an increase in interest earning assets and a decrease in rates on interest bearing liabilities. The net interest margin increased 126 basis point to 6.27% for the three months ended September 30, 2021 from the same period in 2020. Net interest margin, excluding credit card and SBA-PPP loans, was 3.52% for the third quarter of 2021 compared to 3.84% for the same period in 2020. For the three months ended September 30, 2021, average interest earning assets increased $277.7 million, or 15.9 percent, to $2.0 billion as compared to the same period in 2020, and the average yield on interest earning assets increased 82 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $25.5 million, or 2.4 percent, while the average cost of interest bearing liabilities decreased 65 basis points to 0.53% from 1.18%.
The provision for loan losses of $975 thousand for the three months ended September 30, 2021 was related to growth in the credit card portfolio. On an annualized basis, net charge-offs for the third quarter of 2021 were $301 thousand, or 0.09% of average loans, compared to $163 thousand, or 0.06% of average loans on an annualized basis, for the third quarter of 2020. The $301 thousand in net charge-offs during the quarter was mainly comprised of $302 thousand in credit card charge-offs.
For the quarter ended September 30, 2021, noninterest income was $12.6 million, a decrease of $4.9 million, or 27.92 percent, from $17.5 million in the prior year quarter. The decrease was primarily the result of reduced mortgage banking revenue.
Net credit card loan balances increased by $51.9 million to $135.0 million as of September 30, 2021 from $83.1 million at September 30, 2020. The related deposit account balances increased 37.2 percent to $242.4 million at September 30, 2021 when compared to $176.7 million at September 30, 2020. For the three months ended September 30, 2021, OpenSky's® secured credit card accounts decreased 7 thousand compared to 148 thousand net new accounts for the same period in 2020.
The efficiency ratio for the three months ended September 30, 2021 improved to 64.10% compared to 65.17% for the three months ended September 30, 2020 on higher levels of revenue and improved operating leverage.
Noninterest expense was $28.6 million for the three months ended September 30, 2021, as compared to $24.5 million for the three months ended September 30, 2020, an increase of $4.2 million, or 17.1 percent. The increase was primarily driven by a $2.3 million, or 28.9 percent, increase in data processing expenses, an increase in professional services of $1.2 million, or 95.4 percent, and an increase in salaries and employee benefits of $1.02 million, or 11.4 percent. The increase of $2.3 million in data processing expenses was mainly attributable to the higher volume of active credit cards during the third quarter of 2021, while the increases in professional services was primarily related to the preparatory activities for a possible expansion of credit card offerings.
Operating Results - Comparison of Nine Months Ended September 30, 2021 and 2020
For the nine months ended September 30, 2021, net interest income increased $25.7 million, or 44.0 percent, to $84.0 million from the same period in 2020, primarily due to an increase in interest earning assets and a decrease in rates on interest bearing liabilities. The net interest margin increased 69 basis points to 5.65% for the nine months ended September 30, 2021 from the same period in 2020. Net interest margin, excluding credit card and SBA-PPP loans, was 3.57% for the nine months ended September 30, 2021 compared to 3.92% for the same period in 2020. For the nine months ended September 30, 2021, average interest earning assets increased $416.5 million, or 26.5 percent, to $2.0 billion as compared to the same period in 2020, and the average yield on interest earning assets increased 16 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $93.2 million, or 9.3 percent, while the average cost of interest-bearing liabilities decreased 75 basis points to 0.66% from 1.41%.
For the nine months ended September 30, 2021, the provision for loan losses was $2.3 million, a decrease of $6.9 million from the prior year to date period. Net charge-offs for the nine months ended September 30, 2021 were $941 thousand, or 0.09% of average portfolio loans on an annualized basis, compared to $494 thousand, or 0.05% of average portfolio loans on an annualized basis, for the same period in 2020. The $941 thousand in net charge-offs during the nine months ended September 30, 2021 was comprised of commercial loan net charge-offs of $33 thousand, construction loan net charge-offs of $161 thousand, and net charge-offs of $747 thousand in the credit card portfolio.
For the nine months ended September 30, 2021, noninterest income was $40.0 million, an increase of $5.9 million, or 17.3 percent, from the same period in 2020. The increase was primarily driven by significant growth in credit card fees, which increased by $10.5 million, which was partially offset by a decrease in mortgage banking revenues of $3.5 million.
For the nine months ended September 30, 2021, the Bank originated 272 thousand new OpenSky® secured credit card accounts, increasing the total number of open accounts to 700 thousand. This compares to 363 thousand new originations for the same period last year, which increased total open accounts to 529 thousand.
The efficiency ratio for the nine months ended September 30, 2021 decreased to 65.78% compared to 66.14% for the nine months ended September 30, 2020, primarily resulting from increased revenue in addition to management's efforts to control expenses.
Noninterest expense was $81.6 million for the nine months ended September 30, 2021, as compared to $61.2 million for the nine months ended September 30, 2020, an increase of $20.4 million, or 33.4 percent. The increase was primarily driven by a $2.4 million, or 9.8 percent, increase in salaries and benefits, an increase in professional fees of 86.5 percent, or $2.6 million, a $11.9 million, or 67.5 percent, increase in data processing, and a $2.2 million, or 28.8 percent, increase in other operating expenses period over period. The increase of $11.9 million in data processing expenses was primarily due to the higher volume of open credit cards during the nine month period ended September 30, 2021. Additionally, operating expenses increased $2.2 million, primarily due to increases in outside service providers.
During the nine months ended September 30, 2021, results of operations were impacted by the COVID-19 pandemic and the resulting issuance of SBA-PPP loans. At September 30, 2021, SBA-PPP loans had remaining deferred origination fees of $5.2 million, and deferred costs of $0.9 million.

Financial Condition

Total assets at September 30, 2021 were $2.2 billion, an increase of 15.5 percent from September 30, 2020. Portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.4 billion as of September 30, 2021, an increase of 16.1 percent as compared to $1.2 billion at September 30, 2020.
Total deposits at September 30, 2021 were $1.9 billion, an increase of $259 million, or 15.6 percent, as compared to $1.7 billion at September 30, 2020. Noninterest bearing deposits increased by $236.9 million, or 39.7 percent, to $833.2 million at September 30, 2021 compared to the level at September 30, 2020 and comprise 91.5 percent of the total deposit growth between third quarter 2020 and third quarter 2021. Deposit balances grew year over year in certain fiduciary accounts of title and property management companies, as well as noninterest bearing SBA-PPP loan customers and OpenSky® deposits.
The Company recorded a provision for loan losses of $2.3 million during the nine months ended September 30, 2021, which increased the allowance for loan losses to $24.8 million, or 1.56% of total loans (1.71%, excluding SBA-PPP loans, on a non-GAAP basis) at September 30, 2021. Nonperforming assets were $16.8 million, or 0.77% of total assets, as of September 30, 2021, up from $14.8 million, or 0.79% of total assets, at September 30, 2020. Of the $16.8 million in total nonperforming assets as of September 30, 2021, nonperforming loans represented $13.6 million and foreclosed real estate totaled $3.2 million. Management continues to focus on reducing the nonperforming assets as evidenced by further dispositions after September 30, 2021 totaling $3.1 million. Included in nonperforming loans at September 30, 2021 were troubled debt restructurings of $546 thousand.
Stockholders’ equity increased to $189.1 million as of September 30, 2021, compared to $149.4 million at September 30, 2020. This increase was primarily attributable to earnings during the period. As of September 30, 2021, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Interest income
Loans, including fees	$32,840	$24,836	$87,549	$67,520
Investment securities available for sale	549	273	1,571	929
Federal funds sold and other	139	80	335	484
Total interest income	33,528	25,189	89,455	68,933

Interest expense
Deposits	1,285	2,634	4,874	9,201
Borrowed funds	184	516	559	1,382
Total interest expense	1,469	3,150	5,433	10,583

Net interest income	32,059	22,039	84,022	58,350
Provision for loan losses	975	3,500	2,259	9,209
Net interest income after provision for loan losses	31,084	18,539	81,763	49,141

Noninterest income
Service charges on deposits	160	119	473	378
Credit card fees	7,554	5,773	21,208	10,694
Mortgage banking revenue	4,465	10,690	17,478	20,984
Gain on sale of investment securities available for sale, net	—	—	153	—
Other fees and charges	418	895	707	2,058
Total noninterest income	12,597	17,477	40,019	34,114

Noninterest expenses
Salaries and employee benefits	9,962	8,940	27,279	24,849
Occupancy and equipment	998	1,328	3,322	3,658
Professional fees	2,555	1,307	5,542	2,971
Data processing	10,161	7,880	29,594	17,664
Advertising	1,027	633	3,153	1,875
Loan processing	644	1,264	2,670	2,451
Other real estate expenses, net	44	9	321	137
Other operating	3,236	3,089	9,718	7,548
Total noninterest expenses	28,627	24,450	81,599	61,153
Income before income taxes	15,054	11,566	40,183	22,102
Income tax expense	3,877	3,128	10,376	5,968
Net income	$11,177	$8,438	$29,807	$16,134

Consolidated Balance Sheets
(in thousands except share data)	(unaudited) September 30, 2021	December 31, 2020
Assets
Cash and due from banks	$23,650	$18,456
Interest bearing deposits at other financial institutions	299,033	126,081
Federal funds sold	1,315	2,373
Total cash and cash equivalents	323,998	146,910
Investment securities available for sale	189,165	99,787
Marketable equity securities	245	245
Restricted investments	3,498	3,713
Loans held for sale	36,005	107,154
U.S. Small Business Administration Payroll Protection Program ("SBA-PPP") loans receivable, net of fees	137,178	201,018
Portfolio loans receivable, net of deferred fees and costs and net of allowance for loan losses of $24,753 and $23,434	1,420,373	1,292,068
Premises and equipment, net	3,690	4,464
Accrued interest receivable	7,828	8,134
Deferred income taxes, net	7,172	6,818
Other real estate owned	3,236	3,326
Bank owned life insurance	35,268	—
Other assets	1,900	2,956
Total assets	$2,169,556	$1,876,593

Liabilities
Deposits
Noninterest bearing	$833,187	$608,559
Interest bearing	1,088,051	1,043,569
Total deposits	1,921,238	1,652,128
Federal Home Loan Bank advances	22,000	22,000
Other borrowed funds	12,062	14,016
Accrued interest payable	839	1,134
Other liabilities	24,337	28,004
Total liabilities	1,980,476	1,717,282

Stockholders' equity
Common stock, $.01 par value; 49,000,000 shares authorized; 13,801,936 and 13,753,529 issued and outstanding	138	138
Additional paid-in capital	52,123	50,602
Retained earnings	135,906	106,854
Accumulated other comprehensive income	913	1,717
Total stockholders' equity	189,080	159,311
Total liabilities and stockholders' equity	$2,169,556	$1,876,593

The following table shows the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended September 30,
	2021			2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$250,326	$98	0.15%	$119,279	$29	0.10%
Federal funds sold	2,421	—	0.00	3,980	—	0.01
Investment securities available for sale	171,506	549	1.27	54,989	273	1.97
Restricted stock	3,480	41	4.64	4,007	51	5.04
Loans held for sale	32,660	248	3.02	112,890	856	3.02
SBA-PPP loans receivable	162,217	1,525	3.73	235,160	1,470	2.49
Portfolio loans receivable(2)	1,404,006	31,067	8.78	1,218,589	22,510	7.35
Total interest earning assets	2,026,616	33,528	6.55	1,748,894	25,189	5.73
Noninterest earning assets	58,156			22,768
Total assets	$2,084,772			$1,771,662

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$301,272	45	0.06	$218,415	156	0.28
Savings	7,025	1	0.05	5,126	1	0.05
Money market accounts	495,534	335	0.27	532,973	1,186	0.89
Time deposits	250,836	904	1.43	267,970	1,291	1.92
Borrowed funds	36,384	184	2.01	41,069	516	5.01
Total interest bearing liabilities	1,091,051	1,469	0.53	1,065,553	3,150	1.18
Noninterest bearing liabilities:
Noninterest bearing liabilities	21,138			22,702
Noninterest bearing deposits	786,784			539,220
Stockholders’ equity	185,799			144,187
Total liabilities and stockholders’ equity	$2,084,772			$1,771,662

Net interest spread			6.02%			4.55%
Net interest income		$32,059			$22,039
Net interest margin(3)			6.27%			5.01%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended September 30, 2021 and September 30, 2020, collectively, SBA-PPP loans and credit card loans accounted for 275 and 117 basis points of the reported net interest margin, respectively.

	Nine Months Ended September 30,
	2021			2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$238,648	$211	0.12%	$98,661	$306	0.41%
Federal funds sold	3,121	—	0.00	2,319	4	0.22
Investment securities available for sale	139,643	1,571	1.50	58,071	929	2.14
Restricted stock	3,620	124	4.59	4,025	174	5.78
Loans held for sale	49,775	1,043	2.80	77,878	1,909	3.27
SBA-PPP loans receivable	215,524	6,266	3.89	134,130	2,482	2.49
Portfolio loans receivable(2)	1,339,010	80,240	8.01	1,197,719	63,129	7.04
Total interest earning assets	1,989,341	89,455	6.01	1,572,803	68,933	5.85
Noninterest earning assets	36,245			21,779
Total assets	$2,025,586			$1,594,582

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$280,305	163	0.08	$181,597	555	0.41
Savings	6,435	2	0.05	4,686	4	0.13
Money market accounts	475,875	1,217	0.34	484,412	4,153	1.15
Time deposits	295,705	3,492	1.58	284,844	4,489	2.11
Borrowed funds	34,265	559	2.18	43,823	1,382	4.21
Total interest bearing liabilities	1,092,585	5,433	0.66	999,362	10,583	1.41
Noninterest bearing liabilities:
Noninterest bearing liabilities	23,327			21,401
Noninterest bearing deposits	735,509			433,381
Stockholders’ equity	174,165			140,438
Total liabilities and stockholders’ equity	$2,025,586			$1,594,582

Net interest spread			5.35%			4.44%
Net interest income		$84,022			$58,350
Net interest margin(3)			5.65%			4.96%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the nine months ended September 30, 2021 and September 30, 2020, collectively, SBA-PPP loans and credit card loans accounted for 208 and 104 basis points of the reported net interest margin, respectively.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(Dollars in thousands except per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Earnings:
Net income	$11,177	$9,648	$8,982	$9,689	$8,438
Earnings per common share, diluted	0.79	0.68	0.65	0.71	0.61
Net interest margin	6.27%	5.47%	5.15%	5.57%	5.01%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	3.52%	3.55%	3.70%	3.80%	3.84%
Return on average assets(2)	2.13%	1.90%	1.87%	2.08%	1.89%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	1.99%	1.65%	1.60%	1.88%	1.80%
Return on average equity(2)	23.87%	22.36%	22.30%	25.26%	23.28%
Efficiency ratio	64.10%	66.37%	67.11%	66.63%	65.17%
Balance Sheet:
Portfolio loans receivable (3)	$1,445,126	$1,392,471	$1,312,375	$1,315,503	$1,244,613
Deposits	1,921,238	1,917,419	1,863,069	1,652,128	1,662,211
Total assets	2,169,556	2,151,850	2,091,851	1,876,593	1,879,029
Asset Quality Ratios:
Nonperforming assets to total assets	0.77%	0.54%	0.58%	0.67%	0.79%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.83%	0.60%	0.66%	0.75%	0.90%
Nonperforming loans to total loans	0.85%	0.52%	0.56%	0.61%	0.78%
Nonperforming loans to portfolio loans (1)	0.94%	0.60%	0.67%	0.70%	0.92%
Net charge-offs to average portfolio loans (1)(2)	0.14%	0.10%	0.12%	0.19%	0.06%
Allowance for loan losses to total loans	1.56%	1.51%	1.49%	1.54%	1.49%
Allowance for loan losses to portfolio loans (1)	1.71%	1.73%	1.79%	1.78%	1.77%
Allowance for loan losses to non-performing loans	182.48%	287.40%	267.07%	253.71%	191.78%
Bank Capital Ratios:
Total risk based capital ratio	13.86%	13.51%	13.55%	12.60%	12.74%
Tier 1 risk based capital ratio	12.60%	12.25%	12.29%	11.34%	11.48%
Leverage ratio	7.83%	7.58%	7.54%	7.45%	7.44%
Common equity Tier 1 capital ratio	12.60%	12.25%	12.29%	11.34%	11.48%
Tangible common equity	7.57%	7.17%	7.01%	7.43%	7.09%
Holding Company Capital Ratios:
Total risk based capital ratio	15.75%	16.14%	16.07%	15.19%	15.35%
Tier 1 risk based capital ratio	14.49%	14.10%	13.98%	13.10%	12.93%
Leverage ratio	9.12%	8.78%	8.84%	8.78%	8.63%
Common equity Tier 1 capital ratio	14.34%	13.94%	13.81%	12.94%	12.75%
Tangible common equity	8.72%	8.23%	7.98%	8.48%	7.95%
Composition of Loans:
Residential real estate	$418,205	$420,015	$420,461	$437,860	$422,698
Commercial real estate	502,523	471,807	433,336	392,550	372,972
Construction real estate	251,256	223,832	221,277	224,904	227,661
Commercial and industrial - Other	143,244	158,392	149,914	157,127	134,889
SBA-PPP loans	141,437	208,094	272,090	204,920	238,736
Credit card	134,979	121,410	83,740	102,186	83,101
Other consumer loans	1,425	1,034	4,487	1,649	2,268
Composition of Deposits:
Noninterest bearing	$833,187	$828,308	$771,924	$608,559	$596,239
Interest bearing demand	369,812	314,883	300,992	257,126	247,150
Savings	6,682	6,965	6,012	4,800	4,941
Money Markets	493,029	484,567	471,303	447,077	472,447
Time Deposits	218,528	282,696	312,838	334,566	341,435

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(Dollars in thousands except per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Capital Bank Home Loan Metrics:
Origination of loans held for sale	$217,175	$265,517	$353,774	$382,267	$431,060
Mortgage loans sold	229,111	278,384	400,112	412,830	410,312
Gain on sale of loans	6,108	7,763	12,008	12,950	12,837
Purchase volume as a % of originations	50.98%	50.64%	24.59%	30.03%	33.76%
Gain on sale as a % of loans sold(4)	2.67%	2.79%	3.00%	3.14%	3.13%
Mortgage commissions	$1,884	$2,364	$3,320	$3,405	$3,669
OpenSky® Portfolio Metrics:
Active customer accounts	700,383	707,600	642,272	568,373	529,114
Credit card loans, net	$134,979	$121,410	$83,740	$102,186	$83,101
Noninterest secured credit card deposits	242,405	241,724	215,883	192,520	176,708
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Loans are reflected net of deferred fees and costs.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
Dollars in thousands	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Net Income	$11,177	$9,648	$8,982	$9,689	$8,438
Less: SBA-PPP loan income	1,525	2,272	2,205	1,998	1,470
Net Income, as Adjusted	$9,652	$7,376	$6,777	$7,691	$6,968
Average Total Assets	2,084,772	2,041,232	1,949,265	1,854,846	1,771,662
Less: Average SBA-PPP Loans	162,217	250,040	232,371	227,617	238,071
Average Total Assets, as Adjusted	$1,922,555	$1,791,192	$1,716,894	$1,627,229	$1,533,591
Return on Average Assets, as Adjusted	1.99%	1.65%	1.60%	1.88%	1.81%

Net Interest Margin, as Adjusted	Quarters Ended
Dollars in thousands	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Net Interest Income	$32,059	$27,520	$24,444	$25,719	$22,039
Less Secured credit card loan income	15,086	10,497	7,660	9,306	6,632
Less SBA-PPP loan income	1,525	2,272	2,205	1,998	1,470
Net Interest Income, as Adjusted	$15,448	$14,751	$14,579	$14,415	$13,937
Average Interest Earning Assets	2,026,616	2,016,801	1,923,463	1,836,337	1,748,894
Less Average secured credit card loans	124,771	100,456	93,520	95,739	68,585
Less Average SBA-PPP loans	162,217	250,040	232,371	227,617	235,160
Total Average Interest Earning Assets, as Adjusted	$1,739,628	$1,666,305	$1,597,572	$1,512,981	$1,445,149
Net Interest Margin, as Adjusted	3.52%	3.55%	3.70%	3.80%	3.84%

Tangible Book Value per Share	Quarters Ended
Dollars in thousands, except per share amounts	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Total Stockholders' Equity	$189,080	$177,204	$167,003	$159,311	$149,377
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$189,080	$177,204	$167,003	$159,311	$149,377
Period End Shares Outstanding	13,801,936	13,771,615	13,759,218	13,753,529	13,682,198
Tangible Book Value per Share	$13.70	$12.87	$12.14	$11.58	$10.92

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Loan Losses to Total Portfolio Loans	Quarters Ended
Dollars in thousands	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Allowance for Loan Losses	$24,753	$24,079	$23,550	$23,434	$22,016
Total Loans	1,582,304	1,595,234	1,578,087	1,516,520	1,477,962
Less: SBA-PPP loans	137,178	202,763	265,712	201,018	233,349
Total Portfolio Loans	$1,445,126	$1,392,471	$1,312,375	$1,315,502	$1,244,613
Allowance for Loan Losses to Total Portfolio Loans	1.71%	1.73%	1.79%	1.78%	1.77%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
Dollars in thousands	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Total Nonperforming Assets	$16,801	$11,615	$12,112	$12,563	$14,806
Total Assets	2,169,556	2,151,850	2,091,851	1,876,593	1,879,029
Less: SBA-PPP loans	137,178	202,763	265,712	201,018	233,349
Total Assets, net SBA-PPP Loans	$2,032,378	$1,949,087	$1,826,139	$1,675,575	$1,645,680
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.83%	0.60%	0.66%	0.75%	0.90%

Nonperforming Loans to Portfolio Loans	Quarters Ended
Dollars in thousands	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Total Nonperforming Loans	$13,565	$8,378	$8,818	$9,237	$11,480
Total Loans	1,582,304	1,595,234	1,578,087	1,516,520	1,477,962
Less: SBA-PPP loans	137,178	202,763	265,712	201,018	233,349
Total Portfolio Loans	$1,445,126	$1,392,471	$1,312,375	$1,315,502	$1,244,613
Nonperforming Loans to Total Portfolio Loans	0.94%	0.60%	0.67%	0.70%	0.92%

Net Charge-offs to Average Portfolio Loans	Quarters Ended
Dollars in thousands	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Total Net Charge-offs	$301	$640	$388	$615	$163
Total Average Loans	1,569,198	1,567,973	1,532,093	1,494,278	1,477,962
Less: Average SBA-PPP loans	162,217	250,040	232,371	227,617	233,349
Total Average Portfolio Loans	$1,406,981	$1,317,933	$1,299,722	$1,266,661	$1,244,613
Net Charge-offs to Average Portfolio Loans	0.08%	0.19%	0.12%	0.19%	0.05%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarters Ended
Dollars in thousands	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Net income	$11,177	$9,648	$8,982	$9,689	$8,438
Add: Income Tax Expense	3,877	3,357	3,143	3,347	3,128
Add: Provision for Loan Losses	975	781	503	2,033	3,500
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$16,029	$13,786	$12,628	$15,069	$15,066

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fifth largest bank headquartered in Maryland at September 30, 2021. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.2 billion at September 30, 2021 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, we are exposed to all of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen as planned, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com